EXHIBIT 32

In connection with the Quarterly Report of Real Logic, Inc. (the "Company") on Form 10-QSB for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bradford L. Tolley, Chief Executive Officer and Treasurer (chief financial officer) of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                            /s/ Bradford L. Tolley
                                            ----------------------
                                            Bradford L. Tolley,
                                            Chief Executive Officer and
                                            Treasurer




Date:    July 20, 2005